UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 16, 2007

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

The compensation committee of the Board of Directors (the “Board”) of Marsh & McLennan Companies, Inc. (“MMC”) has adopted two policies affecting executive compensation. These policies result from the Board’s ongoing review of corporate governance practices at MMC, and are among the latest in a series of governance enhancements implemented by the Board since 2005.

1.	“Clawback” of Incentive Compensation in Case of Certain Financial Restatements

MMC may, to the extent permitted by applicable law, cancel or require reimbursement of any incentive compensation received by any officer after July 19, 2007, if and to the extent that: (a) the amount of the incentive compensation was based on the achievement of specified consolidated and/or operating company financial results; (b) MMC subsequently restates those financial results; (c) in the compensation committee’s judgment, the officer engaged in intentional misconduct that contributed to the need for the restatement; and (d) the officer’s incentive compensation would have been lower if the financial results in question had been properly reported.

In such a case, MMC will have the authority to seek to recover from the officer the amount by which the officer’s actual incentive compensation for the relevant period exceeded the amount the officer would have received had the incentive compensation been based on the restated financial results; provided, that MMC will not seek to recover incentive compensation paid more than three years prior to the date the applicable restatement is disclosed.

For purposes of this policy, “officer” means an individual so designated by MMC in connection with Rule 16a-1(f) under the Securities Exchange Act of 1934; and “incentive compensation” means an officer’s annual bonus (including bonus amounts that are deferred and bonus amounts that are paid in the form of equity-based awards).

MMC is not currently aware of any facts suggesting that this policy requires the cancellation or reimbursement of incentive compensation paid to any officer to date.

2.	“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change in Control

MMC’s equity incentive plans provide that, unless otherwise stated in the terms of a specific award under a plan, any equity-based award received by an employee will vest fully upon a change in control of MMC (a “CIC”). Historically, the terms of specific awards have not deviated from this default rule. Recently, however, the compensation committee of the Board has directed that the terms of equity-based awards granted after March 15, 2007 replace the default rule with a so-called “double-trigger” CIC vesting provision.

Under the double-trigger provision, a CIC would not itself cause an employee’s equity-based award to vest. Rather, vesting would occur if and when, during the 24 months following the CIC, the employee was terminated without cause or resigned for good reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel &

  Corporate Secretary

Date:	October 16, 2007

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